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$248,000.00                                                FEBRUARY ___,  1999

                             SECURED PROMISSORY NOTE

         FOR VALUE RECEIVED, the undersigned, SecurFone America, Inc. (the "Maker") whose principal place of business is located at 5850 Oberlin Drive, Suite 220, San Diego, California 92121, hereby promises to pay to the order of TeleData World Services, Inc., a Nevada corporation (the "Holder"), at its offices at 900 Circle 75 Parkway, Suite 205, Atlanta, Georgia 30339, or at such place as the Holder may from time to time designate, the principal sum of Two Hundred Forty-Eight Thousand Dollars ($248,000.00), together with interest on such sum from the date hereof, payable as follows:

(i) Interest shall accrue on the unpaid principal balance hereof from the date of this Note until paid in full at a rate equal to eight percent (8 %) per annum. If the Maker fails to pay to the holder any amounts owing to the Holder under this Note as of the due date, interest ("Post-Default Interest") on all outstanding unpaid amounts under this Note shall accrue at a rate equal to eighteen percent (18 %) per annurn from the original due date of such amount until all such amounts have been paid in full and shall be payable on demand.

(ii) All outstanding principal and interest under this Note shall be due and payable upon the earlier on April 15, 1999.

         If the Maker fails to pay to the Holder when due any amounts owing to the Holder under this Note, or breaches any other terms of this Note or any other agreement with Holder (an "Event of Default"), the Holder may declare, by written notice, the entire principal amount then unpaid, together with all accrued interest, immediately due and payable. This Note is secured by Security Agreement of even date herewith between the parties. Maker agrees that any default under the Security Agreement shall constitute an Event of Default of this Note. If an Event of Default occurs and this Note is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, receivership, reorganization, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, the Maker agrees to pay attorneys' fees and collection fees to the Holder.

         Except as otherwise provided herein, Maker waives presentment, demand, protest and notice of dishonor. Failure by the Holder to exercise any of the rights or remedies set forth herein shall not constitute a waiver of the right to exercise the same or any other right of remedy at any subsequent time in respect to the same or any other event. The acceptance by the Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time or at any subsequent time, or nullify any prior exercise of any such right or remedy without the express written consent of the Holder.

         All amounts payable hereunder are payable in lawful money of the United States of America.

         It is expressly stipulated and agreed to be the intent of the Maker and the Holder to at all

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times comply with the applicable law now or hereafter governing the interest payable on this Note or the indebtedness evidenced hereby. If the applicable law as it is now or as it may be revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if the Holder's exercise of the option herein contained to accelerate the maturity of this Note or if any prepayment by the Maker results in the Maker having paid any interest in excess of that permitted by applicable law, then it is the Maker's and the Holder's express intent that all excess amounts theretofore collected by the Holder be credited on the principal balance of this Note (or, if this Note has been paid in full, refunded to the Maker), and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         All notices and other communications required or permitted to be made to the Maker hereunder shall be made in writing and will be deemed delivered when received by Maker by messenger, telex, telecopier or mail at the following address or such other address as Maker may notify Holder in writing from time to time:

                           SecurFone America, Inc.
                           5850 Oberlin Drive Suite 220
                           San Diego, California 92121

         This Note shall be governed and construed in accordance with Georgia law without regard to conflicts of law principles.

         The terms of this Note shall be binding upon and inure to the benefit of the successors and assigns of the Maker and the Holder.

         Executed as of the date and year first above written.

                                 SECURFONE AMERICA, INC.

                                 By: /s/ Paul B. Silverman
                                     ---------------------
                                 Its: CEO
                                     ---------------------

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